                            CERTIFICATE OF FORMATION

                                       OF

                           OAK MOUNTAIN PRODUCTS, LLC

     This  Certificate  of  Formation  of Oak  Mountain  Products,  LLC is being executed  by the  undersigned  for the  purpose of  forming a limited  liability company pursuant to the Delaware Limited Liability Company Act.

1.   The name of the limited liability company is Oak Mountain Products, LLC.

2.   The address of the registered  office of the limited  liability  company in
     Delaware is 1209 Orange Street, Wilmington,  Delaware 19801. The registered agent at that address is The Corporation Trust Company.

     IN WITNESS WHEREOF,  the undersigned,  an authorized person with respect to the limited  liability  company named herein,  has executed this  Certificate of
Formation on this 29th day of June 2001.

                                OAK MOUNTAIN ACQUISITION COMPANY, LLC

                                    By:  SynFuels Holdings, LLC
                                             Its Manager

                                By: /s/ John Averett
                                   ------------------
                                    John Averett
                                    An Authorized Person